Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hirsch International Corp.

50 Engineers Road

Hauppauge, NY 11788

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Option Plan of our report dated March 24, 2008, relating to the consolidated financial statements and schedule of Hirsch International Corp. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/  BDO Seidman, LLP

BDO Seidman, LLP

Melville, New York

December 12, 2008